Assignment of Intellectual Property Rights

TECHNOLOGY ASSIGNMENT AGREEMENT

This Agreement is entered as of December 23, 2009, between ImagiTrend Group LLC, a Wyoming limited liability company (the “Transferor”), and EnviraTrends, Inc., a Wyoming corporation (“Transferee”).

1.Assignment. The Transferor hereby assigns to the Transferee, exclusively throughout the world, all right, title, and interest (choate or inchoate) in (i) the subject matter referred to in Exhibit A (“Technology”), (ii) all precursors, portions and work in progress with respect thereto and all inventions, works of authorship, mask works, technology, information, know-how, materials, and tools relating thereto or to the development, support, or maintenance thereof and (iii) all copyrights, patent rights, trade secret rights, trademark rights, mask works rights, sui generis database rights, and all other intellectual and industrial property rights of any sort and all business, contract rights, causes of action, and goodwill in, incorporated or embodied in, used to develop, or related to any of the foregoing (collectively “Intellectual Property”).

2.Consideration. In consideration of the assignment of the Intellectual Property, the Transferee agrees to issue to the Transferor 3,180,000 shares of the Transferee’s Common Stock (the “Stock”) existing as of the date hereof to the  Transferor. The Stock shall be the only consideration required of the Transferor with respect to the subject matter of this Agreement.

3.Further Assurances; Moral Rights; Competition; Marketing.

3.1The Transferor agrees to assist the Transferee in every legal way to evidence, record, and perfect the assignment set forth in Section 1 and to apply for and obtain recordation of and from time to time enforce, maintain, and defend the assigned rights. If the Transferee is unable for any reason whatsoever to secure the Transferor’s signature to any document it is entitled to under this Section 3.1, The Transferor hereby irrevocably designates and appoints the Transferee and its duly authorized officers and agents, as their agents and attorneys-in-fact with full power of substitution to act for and on its behalf and instead of the Transferor, to execute and file any such document or documents and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by the Transferor.

3.2To the extent allowed by law, the assignment of the Intellectual Property in Section 1 includes all rights of integrity, disclosure, and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral” or the like (collectively “Moral Rights”). To the extent the Transferor retains any such Moral Rights under applicable law, the Transferee hereby ratifies and consents to, and provides all necessary ratifications and consents to, any action that may be taken with respect to such Moral Rights by or authorized by Transferee and the Transferor agrees not to assert any Moral Rights with respect thereto. The Transferor will confirm any such ratifications, consents, and agreements from time to time as requested by Transferee. The Transferor also agrees not to sue or challenge in any manner, the validity of the assignment set forth in this Agreement and the Transferee’s rights to the Intellectual Property set forth hereunder.

4.Confidential Information. The Transferor will not use or disclose anything assigned to the Transferee hereunder or any other technical or business information or plans of the Transferee, except to the extent the Transferee (i) can document that it is generally available (through no fault of the Transferor) for use and disclosure by the public without any charge, license, or restriction, or (ii) is permitted to use or disclose such information or plans. The Transferor recognizes and agrees that there is no adequate remedy at law for a breach of this Section 4, that such a breach would irreparably harm the Transferee and that the Transferee is entitled to equitable relief (including, without limitations, injunctions) with respect to any such breach or potential breach in addition to any other remedies.

5.Warranty. The Transferor represents and warrants to the Transferee that the Transferor: (i) is the sole owner (other than the Transferor) of all rights, title, and interest in the Intellectual Property and the Technology; (ii) has not assigned, transferred, licensed, pledged, or otherwise encumbered any Intellectual Property or the Technology or agreed to do so; (iii) has full power and authority to enter into this Agreement and to make the assignment as provided in Section 1; (iv) is not aware of any violation, infringement, or misappropriation of any third party’s rights (or any claim thereof) by the Intellectual Property or the Technology; (v) was not acting within the scope of employment by any third party when conceiving, creating, or otherwise performing any activity with respect to anything purportedly assigned in Section 1; (vi) is not aware of any questions or challenges with respect to the patentability or validity of any claims of any existing patents or patent applications relating to the Intellectual Property; (vii) has been granted the opportunity to ask questions of and receive answers from representatives of the Transferee concerning the terms and conditions of the Stock and to obtain any additional information concerning the Transferor or the Stock that the Transferor deems necessary in connection with its decision to assign the Intellectual Property; and (viii) is capable of evaluating the risks of owning the Stock.

6.Securities Laws. The Transferee acknowledges receipt of advice from the Transferor that (i) the Stock have not been registered under the Securities Act or qualified under any state securities or “blue sky” laws; (ii) it is not anticipated that there will be any public market for the Stock; (iii) the Stock must be held indefinitely and the Transferee must continue to bear the economic risk of the investment in the Stock unless the Stock are subsequently registered under the Securities Act and such state laws or an exemption from registration is available; (iv) Rule 144 promulgated under the Securities Act (“Rule 144”) is not presently available with respect to the sales of any securities of the Transferor, and the Transferor has made no covenant to make Rule 144 available; (v) when and if the Stock may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule; (vi) the Transferor does not plan to file reports with the Commission or make public information concerning the Transferor available unless required to do so by law; (vii) if the exemption afforded by Rule 144 is not available, sales of the Stock may be difficult to effect because of the absence of public information concerning the Transferor; (viii) a restrictive legend shall be placed on the certificates representing the Stock; and (ix) a notation shall be made in the appropriate records of the Transferor indicating that the Stock are subject to restrictions on transfer and, if the Transferor should in the future engage the services of a Stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Stock.

7.Indemnification. The Transferor agrees to promptly indemnify, defend, and hold Transferee harmless from and against any and all liability arising from or relating to an assessment (the “Assessment”) against Transferee by any third party in connection with the assignment of the Technology and receipt of the Stock hereunder; provided that (i) Transferee shall promptly notify the Transferor of all claims, notices, demands, and other correspondence with any third party regarding the Assessment; (ii) the Transferee shall have the right to defend and settle any and all claims relating to the Assessment; (iii) Transferor shall cooperate with the Transferee and provide all books, records, tax returns, receipts, and other documents in its possession and control and he shall maintain all such records for a period of seven years; and (iv) this clause shall terminate and be null and void upon the first to occur of (x) any breach or default by Transferee under the terms of this Agreement; or (z) three years from the date hereof.

8.Miscellaneous. This Agreement is not assignable or transferable by the Transferee without the prior written consent of the Transferor; any attempt to do so shall be void. The terms and provisions hereof shall inure to the benefit of and be binding upon the Transferor and its respective successors and assigns. Any notice, report, approval, or consent required or permitted hereunder shall be in writing and will be deemed to have been duly given if delivered personally or mailed by first-class, registered or certified U.S. mail, postage prepaid to the respective addresses of the parties as set forth below (or such other address as a party may designate by ten (10) days’ notice). No failure to exercise, and no delay in exercising, on the part of either party, any privilege, any power, or any rights hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or power hereunder preclude further exercise of any other right hereunder. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be deemed to have been made in, and shall be construed pursuant to the laws of the State of Wyoming and the United States without regard to conflicts of laws provisions thereof. The prevailing party in any action to enforce this Agreement shall be entitled to recover costs and expenses including, without limitation, attorneys’ fees. The terms of this Agreement are confidential to the Transferor and no press release or other written or oral disclosure of any nature regarding the compensation terms of this Agreement shall be made by the Transferee without the Transferor’s prior written approval; however, approval for such disclosure shall be deemed given to the extent such disclosure is required to comply with governmental rules. Any waivers or amendments shall be effective only if made in writing and signed by a representative of the respective parties authorized to bind the parties. Both parties agree that this Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

ImagiTrend Group LLC

/s/ Russell Haraburda, Managing Member

_____________________________
Transferor

EnviraTrends, Inc.

/s/ Russell Haraburda, President

_____________________________
Transferee

EXHIBIT A TO TECHNOLOGY ASSIGNMENT AGREEMENT

TECHNOLOGY CONTRIBUTED BY TRANSFEROR

1.	All right, title and interest in the names “Eternal Gems” and “Petmorial”.

2.	All trade secrets and other intellectual property pertaining to the process of creating the product.